EXHIBIT 3.4

FIRST AMENDMENT

TO

FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

FELDMAN EQUITIES OPERATING PARTNERSHIP, LP

     This FIRST AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF FELDMAN EQUITIES OPERATING PARTNERSHIP, LP is made and entered as of December 21, 2004 (this “Amendment”), by and among Feldman Holdings Business Trust I, a Maryland business trust, and the limited partners listed on Exhibit A hereto.

RECITALS:

A.	Feldman Equities Operating Partnership, LP, a Delaware limited partnership (the “Partnership”), was formed on August 6, 2004, pursuant to, and in accordance with, the Delaware Revised Uniform Limited Partnership Act (4 Del. C. § 17-101, et seq.) by the filing of a Certificate of Limited Partnership with the Delaware Secretary of State.

B.	Pursuant to that certain Contribution Agreement dated as of August 13, 2004, among the Partnership, James Bourg, an individual (“JB”), and Feldman Equities of Arizona, LLC, an Arizona limited liability company (“FEA”), JB contributed all of his membership interests in FEA to the Partnership in exchange for a limited partnership interest in the Partnership.

C.	Pursuant to that certain Contribution Agreement dated as of August 13, 2004, among the Partnership, Scott Jensen, an individual (“SJ”), and FEA, SJ contributed all of his membership interests in FEA to the Partnership in exchange for a limited partnership interest in the Partnership.

D.	Pursuant to that certain Agreement of Limited Partnership of Feldman Equities Operating Partnership, LP dated as of August 13, 2004 (the “August Partnership Agreement”), among Feldman Holdings Business Trust I, a Massachusetts business trust ( “Withdrawing GP”), James Bourg, an individual (“JB”), and Scott Jensen, an individual (“SJ”), the parties thereto set forth their agreements with respect to the business and affairs of the Partnership.

E.	Pursuant to that certain First Amended and Restated Agreement of Limited Partnership of Feldman Equities Operating Partnership, LP dated as of the date hereof (together with the August Partnership Agreement, the “Existing Partnership Agreement”), among Withdrawing GP, Feldman Holdings Business Trust I, a Maryland business trust (the “General Partner”), JB and SJ, (i) Withdrawing General Partner withdrew as general partner of the Partnership and the General Partner was admitted as the general partner of the Partnership; (ii) the parties thereto authorized the creation and issuance of units of limited partnership interest (“OP Units”); (iii) the parties thereto authorized the creation of Earnout Units (as defined in such agreement); (iv) the partnership interests of JB and SJ were henceforth expressed as a number of OP Units set forth opposite their respective name on Exhibit A thereto; and (v) the parties thereto amended and restated the August Partnership Agreement in its entirety and set forth their agreements with respect to the business and affairs of the Partnership.

F.	Pursuant to that certain Recapitalization Agreement dated as of August 13, 2004, among JB, SJ, the Partnership and Feldman Mall Properties, Inc., a Maryland corporation (“FMP”), SJ and JB agreed that, upon the effectiveness of such agreement, that their interests in the Partnership would henceforth be expressed as a number of OP Units to be determined in

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accordance with a formula contained in such agreement, which number of OP Units is set forth opposite their respective name on Exhibit A hereto.

G.	Pursuant to that certain Subscription Agreement dated as of August 13, 2004, among the Operating Partnership, FEA and FMP, FEA subscribed for a certain number of OP Units to allow it to redeem the interests of certain of its members and acquire the stock in certain corporations.

H.	Pursuant to that certain Feldman Partners, LLC Redemption Agreement dated as of August 13, 2004, among Feldman Partners, LLC, an Arizona limited liability company (“FP”), FEA, the Partnership, Withdrawing General Partner and FMP, FP agreed to redeem its membership interests in FEA to FEA in exchange for a certain number of OP Units to be determined in accordance with a formula contained in such agreement, which number of OP Units is set forth opposite its name on Exhibit A hereto.

I.	Pursuant to that certain Erhart Redemption Agreement dated as of August 13, 2004, among Jeffrey Erhart, an individual (“JE”), FEA, the Partnership, Withdrawing General Partner and FMP, JE agreed to redeem his membership interests in FEA to FEA in exchange for a certain number of OP Units to be determined in accordance with a formula contained in such agreement, which number of OP Units is set forth opposite his name on Exhibit A hereto.

J.	Pursuant to that certain Irrevocable Contribution Agreement dated as of August 13, 2004, among Lawrence Feldman, FEA, the Partnership, Withdrawing General Partner and FMP, Lawrence Feldman agreed to contribute the Contributed Stock (as defined in such agreement) to FEA in exchange for a certain number of OP Units to be determined in accordance with a formula contained in such agreement, which number of OP Units is set forth opposite his name on Exhibit A hereto.

K.	The partners of the Partnership desire to amend the Original Partnership Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises contained herein and each party intending to be legally bound, the parties hereto agree as follows:

1. Admission of Limited Partners. FP, JE, Feldman Holdings Business Trust II, a Maryland business trust (“Trust LP”), and Lawrence Feldman are admitted as limited partners to the Partnership. Such limited partners hold the number of OP units and Earnout Units set forth opposite their name on Exhibit A attached hereto.

2. Capital Contributions.

(a)	The General Partner has made a contribution to the Partnership in exchange for a number of OP Units set forth on Exhibit A attached hereto.

(b)	Trust LP has made a contribution to the Partnership in exchange for a number of OP Units set forth on Exhibit A attached hereto.

3. Exhibit A. Exhibit A to the Existing Partnership Agreement is hereby deleted in its entirety and Exhibit A attached hereto is substituted therefor and shall set forth the occicial record ownership of the Partnership as of the date hereof.

4. Existing Partnership Agreement. Except as set forth herein, the Existing Partnership Agreement shall remain in full force and effect.

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5. No Oral Modification. This Amendment may not be changed orally, but only by an agreement in writing executed by the parties hereto.

6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument.

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     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

GENERAL PARTNER:

FELDMAN HOLDINGS BUSINESS TRUST I,
a Maryland business trust

By:	/s/ Larry Feldman Name: Larry Feldman Title: Trustee

LIMITED PARTNERS:

	/s/ Scott Jensen Scott Jensen	/s/ James Bourg James Bourg

FELDMAN PARTNERS, LLC, an Arizona limited liability company

By:	/s/ Larry Feldman Name: Lawrence Feldman Title: Manager	/s/ Larry Feldman Larry Feldman

FELDMAN HOLDINGS BUSINESS TRUST II, a Maryland business trust

By:	/s/ Larry Feldman Name: Larry Feldman Title: Trustee	/s/ Jeffrey Erhart Jeffrey Erhart

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Exhibit A
PARTNERS AND PARTNERSHIP UNITS

As of December 21, 2004

Name and Address of Partners	OP Units	Earnout Units	PI Units	Preferred Units	Junior Units	Other Partnership Units

General Partner: Feldman Holdings Business Trust I, a Maryland business trust 3225 North Central Avenue, Suite 1205 Phoenix, Arizona 85012	125,113	0	0	0	0	0

Limited Partners: Feldman Holdings Business Trust II, a Maryland business trust 3225 North Central Avenue, Suite 1205 Phoenix, Arizona 85012	10,792,767	0	0	0	0	0

Lawrence Feldman 3225 North Central Avenue, Suite 1205 Phoenix, Arizona 85012	123,227	0	0	0	0	0

James Bourg 3225 North Central Avenue, Suite 1205 Phoenix, Arizona 85012	233,504	15	0	0	0	0

Scott Jensen 3225 North Central Avenue, Suite 1205 Phoenix, Arizona 85012	233,504	15	0	0	0	0

Jeffrey Erhart 3225 North Central Avenue, Suite 1205 Phoenix, Arizona 85012	160,000	0	0	0	0	0

Feldman Partners LLC, an Arizona limited liability company 3225 North Central Avenue, Suite 1205 Phoenix, Arizona 85012	843,229	70	0	0	0	0

TOTALS	12,511,344	100	0	0	0	0